Exhibit 99

The statement of operations and supplemental statement of operations provided in this supplemental information package present funds from operations (FFO), adjusted funds from operations (AFFO), net operating income (NOI) and adjusted EBITDA, which are REIT industry financial measures that are not calculated in accordance with accounting principles generally accepted in the United States. Please see page 21 for a definition of these supplemental performance measures. Please see the supplemental statement of operations reconciliation for a reconciliation of certain captions in the supplemental statement of operations reported in this supplemental information package to the statement of operations as reported in the Company’s filings with the SEC on Form 10-K.

Consolidated Balance Sheets

(in thousands except for per share amounts)

	As of	As of
	September 30, 2020	September 30, 2019
ASSETS
Real Estate Investments:
Land	$250,497	$239,299
Buildings and Improvements	1,793,367	1,627,219
Total Real Estate Investments	2,043,864	1,866,518
Accumulated Depreciation	(296,020)	(249,584)
Real Estate Investments	1,747,844	1,616,934

Cash and Cash Equivalents	23,517	20,179
Securities Available for Sale at Fair Value	108,832	185,250
Tenant and Other Receivables	5,431	1,335
Deferred Rent Receivable	12,856	11,199
Prepaid Expenses	7,554	6,714
Intangible Assets, net of Accumulated Amortization of $17,330 and $15,686, respectively	16,832	14,970
Capitalized Lease Costs, net of Accumulated Amortization of $4,286 and $3,378, respectively	5,631	5,670
Financing Costs, net of Accumulated Amortization of $356 and $1,352, respectively	1,380	144
Other Assets	9,906	9,553
TOTAL ASSETS	$1,939,783	$1,871,948

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Fixed Rate Mortgage Notes Payable, net of Unamortized Debt
Issuance Costs	$799,507	$744,928
Loans Payable	75,000	95,000
Accounts Payable and Accrued Expenses	3,998	3,570
Other Liabilities	23,673	17,407
Total Liabilities	902,178	860,905

COMMITMENTS AND CONTINGENCIES

Shareholders’ Equity:
6.125% Series C Cumulative Redeemable Preferred Stock, $0.01 Par Value Per Share: 21,900 and 16,400 Shares Authorized as of September 30, 2020 and 2019, respectively; 18,880 and 13,907 Shares Issued and Outstanding as of September 30, 2020 and 2019, respectively	471,994	347,678
Common Stock, $0.01 Par Value Per Share: 200,000 and 188,040 Shares Authorized as of September 30, 2020 and 2019, respectively; 98,054 and 96,399 Shares Issued and Outstanding as of September 30, 2020 and 2019, respectively	981	964
Excess Stock, $0.01 Par Value Per Share: 200,000 Shares Authorized as of September 30, 2020 and 2019; No Shares Issued or Outstanding as of September 30, 2020 and 2019	-0-	-0-
Additional Paid-In Capital	568,998	662,401
Accumulated Other Comprehensive Income (Loss)	(4,368)	-0-
Undistributed Income	-0-	-0-
Total Shareholders’ Equity	1,037,605	1,011,043
TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$1,939,783	$1,871,948

FOURTH QUARTER AND FISCAL YEAR END 2020 SUPPLEMENTAL INFORMATION	3

Consolidated Statements of Income (Loss)

(in thousands)

	For The		For The
	Three Months Ended		Twelve Months Ended
	9/30/2020	9/30/2019	9/30/2020	9/30/2019
INCOME:
Rental Revenue	$36,173	$33,846	$141,583	$132,524
Reimbursement Revenue	6,462	5,824	26,234	22,297
TOTAL INCOME	42,635	39,670	167,817	154,821

EXPENSES:
Real Estate Taxes	4,989	4,640	20,193	17,010
Operating Expenses	1,630	1,430	6,888	6,616
General & Administrative Expenses	2,074	2,661	8,932	9,081
Non-recurring Severance Expense	-0-	-0-	786	-0-
Depreciation	12,020	10,953	46,670	43,020
Amortization of Capitalized Lease Costs and Intangible Assets	871	726	3,180	2,870
TOTAL EXPENSES	21,584	20,410	86,649	78,597

OTHER INCOME (EXPENSE):
Dividend Income	1,458	3,599	10,445	15,168
Unrealized Holding Gains (Losses) Arising During the Periods	(10,280)	13,988	(77,380)	(24,680)
Interest Expense, including Amortization of Financing Costs	(9,141)	(9,033)	(36,376)	(36,912)
TOTAL OTHER INCOME (EXPENSE)	(17,963)	8,554	(103,311)	(46,424)

NET INCOME (LOSS)	3,088	27,814	(22,143)	29,800

Less: Preferred Dividends	7,005	5,124	26,474	18,774

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(3,917)	$22,690	$(48,617)	$11,026

FOURTH QUARTER AND FISCAL YEAR END 2020 SUPPLEMENTAL INFORMATION	4

FFO, AFFO and Adjusted EBITDA Reconciliations

(unaudited) (in thousands)

	For The		For The
	Three Months Ended		Twelve Months Ended
FFO, AFFO	9/30/2020	9/30/2019	9/30/2020	9/30/2019
Net Income (Loss) Attributable to Common Shareholders	$(3,917)	$22,690	$(48,617)	$11,026
Less/Plus: Unrealized Holding (Gains) Losses Arising During the Periods	10,280	(13,988)	77,380	24,680
Plus: Depreciation Expense (excluding Corporate Office Capitalized Costs)	11,963	10,826	46,437	42,518
Plus: Amortization of Intangible Assets	598	491	2,137	1,986
Plus: Amortization of Capitalized Lease Costs	299	261	1,146	987
FFO Attributable to Common Shareholders	19,223	20,280	78,483	81,197
Plus: Depreciation of Corporate Office Capitalized Costs	57	126	234	502
Plus: Stock Compensation Expense	84	210	452	784
Plus: Amortization of Financing Costs	329	297	1,413	1,253
Plus: Non-recurring Severance Expense	-0-	-0-	786	-0-
Less: Effect of Non-cash U.S. GAAP Straight-line Rent Adjustment	(517)	(574)	(1,976)	(1,926)
Less: Recurring Capital Expenditures	(1,009)	(227)	(2,453)	(2,115)
AFFO Attributable to Common Shareholders	$18,167	$20,112	$76,939	$79,695

	For The		For The
	Three Months Ended		Twelve Months Ended
Adjusted EBITDA	9/30/2020	9/30/2019	9/30/2020	9/30/2019
Net Income (Loss) Attributable to Common Shareholders	$(3,917)	$22,690	$(48,617)	$11,026
Plus: Preferred Dividends	7,005	5,124	26,474	18,774
Plus: Interest Expense, including Amortization of Financing Costs	9,141	9,033	36,376	36,912
Plus: Depreciation and Amortization	12,891	11,679	49,850	45,890
Plus: Net Amortization of Acquired Above and Below Market Lease Revenue	26	26	103	103
Less/Plus: Unrealized Holding (Gains) Losses Arising During the Periods	10,280	(13,988)	77,380	24,680
Adjusted EBITDA	$35,426	$34,564	$141,566	$137,385

FOURTH QUARTER AND FISCAL YEAR END 2020 SUPPLEMENTAL INFORMATION	5

NOI Reconciliations

(unaudited) (in thousands)

	For The		For The
	Three Months Ended		Twelve Months Ended
Net Operating Income	9/30/2020	9/30/2019	9/30/2020	9/30/2019
Net Income (Loss) Attributable to Common Shareholders	$(3,917)	$22,690	$(48,617)	$11,026
Plus: Preferred Dividends Expense	7,005	5,124	26,474	18,774
Plus: General & Administrative Expenses	2,074	2,661	8,932	9,081
Plus: Non-recurring Severance Expense	-0-	-0-	786	-0-
Plus: Depreciation	12,020	10,953	46,670	43,020
Plus: Amortization of Capitalized Lease Costs and Intangible Assets	871	726	3,180	2,870
Plus: Interest Expense, including Amortization of Financing Costs	9,141	9,033	36,376	36,912
Less/Plus: Unrealized Holding (Gains) Losses Arising During the Periods	10,280	(13,988)	77,380	24,680
Less: Dividend Income	(1,458)	(3,599)	(10,445)	(15,168)
Net Operating Income – NOI	$36,016	$33,600	$140,736	$131,195

	For The		For The
	Three Months Ended		Twelve Months Ended
Components of Net Operating Income Consists of:	9/30/2020	9/30/2019	9/30/2020	9/30/2019
Revenues:
Rental Revenue	$36,173	$33,846	$141,583	$132,524
Reimbursement Revenue	6,462	5,824	26,234	22,297
Total Rental and Reimbursement Revenue	42,635	39,670	167,817	154,821

Expenses:
Real Estate Taxes	4,989	4,640	20,193	17,010
Operating Expenses	1,630	1,430	6,888	6,616
Total Real Estate Taxes and Operating Expenses	6,619	6,070	27,081	23,626
Net Operating Income – NOI	$36,016	$33,600	$140,736	$131,195

FOURTH QUARTER AND FISCAL YEAR END 2020 SUPPLEMENTAL INFORMATION	6

Financial Highlights

(unaudited) (in thousands except for per share amounts)

	For The			For The
	Three Months Ended			Twelve Months Ended
	9/30/2020	9/30/2019	Change (%)	9/30/2020	9/30/2019	Change (%)

Weighted Average Common Shares Outstanding
Basic	97,990	95,667	2.4%	98,082	93,387	5.0%
Diluted	98,083	95,759	2.4%	98,164	93,485	5.0%

Net Income (Loss) Attributable to Common Shareholders	$(3,917)	$22,690	(117.3)%	$(48,617)	$11,026	(540.9)%

Basic	$(0.04)	$0.24	(116.7)%	$(0.50)	$0.12	(516.7)%
Diluted	(0.04)	0.24	(116.7)%	(0.50)	0.12	(516.7)%

Net Operating Income – NOI	$36,016	$33,600	7.2%	$140,736	$131,195	7.3%

Basic	$0.37	$0.35	5.7%	$1.43	$1.40	2.1%
Diluted	0.37	0.35	5.7%	1.43	1.40	2.1%

Funds From Operations – FFO	$19,223	$20,280	(5.2)%	$78,483	$81,197	(3.3)%

Basic	$0.20	$0.21	(4.8)%	$0.80	$0.87	(8.0)%
Diluted	0.20	0.21	(4.8)%	0.80	0.87	(8.0)%

Adjusted Funds From Operations – AFFO	$18,167	$20,112	(9.7)%	$76,939	$79,695	(3.5)%

Basic	$0.19	$0.21	(9.5)%	$0.78	$0.85	(8.2)%
Diluted	0.19	0.21	(9.5)%	0.78	0.85	(8.2)%

Dividends Declared per Common Share	$0.17	$0.17		$0.68	$0.68

Dividend/AFFO Payout Ratio	89.5%	81.0%		87.2%	80.0%

FOURTH QUARTER AND FISCAL YEAR END 2020 SUPPLEMENTAL INFORMATION	7

Same Property Statistics

(unaudited) (in thousands except for square feet)

	For The Three Months Ended
	9/30/2020		9/30/2019	Change	Change %

Total Square Feet / Total Properties	23,398,377 / 119		22,250,880 / 114	1,147,497	5.2%

Occupancy Percentage at End of Period	99.4%		98.9%	50 bps	0.5%

Same Property Square Feet / Number of Same Properties		21,802,835 / 113

Same Property Occupancy Percentage at End of Period	99.4%		98.9%	50 bps	0.5%

Same Property Net Operating Income (NOI) (GAAP)	$33,073		$33,173	$(100)	(0.3)%

Reversal of Effect of Non-cash U.S. GAAP Straight-line Rent Adjustment	(337)		(547)	210
Same Property Cash NOI	$32,736		$32,626	$110	0.3%

Same Property Statistics include all properties owned during the entire periods presented with the exclusion of properties expanded during the periods presented.

Reconciliation of Same Property NOI to Total NOI

(unaudited) (in thousands)

	For The Three Months Ended
	9/30/2020	9/30/2019	Change	Change %

Same Property NOI (GAAP)	$33,073	$33,173	$(100)	(0.3)%

NOI of properties purchased subsequent to June 30, 2019 (one property purchased during fiscal 2019 and five properties purchased during fiscal 2020)	2,943	427

NOI of property expanded subsequent to June 30, 2019 (no properties expanded during fiscal 2019 or fiscal 2020)	-0-	-0-

Total NOI	$36,016	$33,600	$2,417	8.6%

FOURTH QUARTER AND FISCAL YEAR END 2020 SUPPLEMENTAL INFORMATION	8

Same Property Statistics

(unaudited) (in thousands except for square feet)

	For The Twelve Months Ended
	9/30/2020		9/30/2019	Change	Change %

Total Square Feet / Total Properties	23,398,377 / 119		22,250,880 / 114	1,147,497	5.2%

Occupancy Percentage at End of Period	99.4%		98.9%	50 bps	0.5%

Same Property Square Feet / Number of Same Properties		20,942,170 / 110

Same Property Occupancy Percentage at End of Period	99.3%		98.8%	50 bps	0.5%

Same Property Net Operating Income (NOI) (GAAP)	$123,026		$122,535	$491	0.4%

Reversal of Effect of Non-cash U.S. GAAP Straight-line Rent Adjustment	(1,113)		(1,840)	727
Same Property Cash NOI	$121,913		$120,695	$1,218	1.0%

Same Property Statistics include all properties owned during the entire periods presented with the exclusion of properties expanded during the periods presented.

Reconciliation of Same Property NOI to Total NOI

(unaudited) (in thousands)

	For The Twelve Months Ended
	9/30/2020	9/30/2019	Change	Change %

Same Property NOI (GAAP)	$123,026	$122,535	$491	0.4%

NOI of properties purchased subsequent to September 30, 2018 (three properties purchased during fiscal 2019 and five properties purchased during fiscal 2020)	15,668	7,037

NOI of property expanded subsequent to September 30, 2018 (one property expanded during fiscal 2019)	2,042	1,623

Total NOI	$140,736	$131,195	$9,541	7.3%

FOURTH QUARTER AND FISCAL YEAR END 2020 SUPPLEMENTAL INFORMATION	9

Consolidated Statements of Cash Flows

(in thousands)

	For The
	Twelve Months Ended
	9/30/2020	9/30/2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$(22,143)	$29,800
Noncash Items Included in Net Income (Loss):
Depreciation & Amortization	51,263	47,142
Stock Compensation Expense	452	784
Deferred Straight Line Rent	(1,976)	(1,926)
Securities Available for Sale Received as Dividend Income	(1,213)	(874)
Unrealized Holding Losses Arising During the Periods	77,380	24,680
Changes in:
Tenant & Other Receivables	(3,993)	18
Prepaid Expenses	(840)	(524)
Other Assets & Capitalized Lease Costs	(2,052)	729
Accounts Payable, Accrued Expenses & Other Liabilities	1,951	919
NET CASH PROVIDED BY OPERATING ACTIVITIES	98,829	100,748

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Real Estate & Intangible Assets	(175,261)	(138,964)
Capital Improvements	(5,996)	(14,734)
Return of Deposits on Real Estate	2,000	200
Deposits Paid on Acquisitions of Real Estate	(1,670)	(6,000)
Proceeds from Securities Available for Sale Called for Redemption	251	-0-
Purchase of Securities Available for Sale	-0-	(54,136)
NET CASH USED IN INVESTING ACTIVITIES	(180,676)	(213,634)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Fixed Rate Mortgage Notes Payable	110,310	96,500
Principal Payments on Fixed Rate Mortgage Notes Payable	(55,855)	(63,350)
Net Repayments on Loans Payable	(20,000)	(91,609)
Financing Costs Paid on Debt	(2,525)	(662)
Proceeds from Underwritten Public Offering of Common Stock, net of offering costs	-0-	132,338
Proceeds from At-The-Market 6.125% Series C Preferred Stock, net of offering costs	122,382	58,199
Proceeds from Issuance of Common Stock in the DRIP, net of Dividend Reinvestments	18,815	57,079
Shares repurchased through the Common Stock Repurchase Plan	(4,276)	-0-
Proceeds from the Exercise of Stock Options	1,016	567
Preferred Dividends Paid	(25,839)	(18,465)
Common Dividends Paid, net of Reinvestments	(58,843)	(46,856)
NET CASH PROVIDED BY FINANCING ACTIVITIES	85,185	123,741

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,338	10,855
CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR	20,179	9,324
CASH AND CASH EQUIVALENTS - END OF YEAR	$23,517	$20,179

FOURTH QUARTER AND FISCAL YEAR END 2020 SUPPLEMENTAL INFORMATION	10

Capital Structure and Leverage Ratios

(unaudited) (in thousands except for per share amounts)

	As of	As of
	9/30/2020	9/30/2019

Fixed Rate Mortgage Notes Payable, net of Unamortized Debt Issuance Costs	$799,507	$744,928
Loans Payable	75,000	95,000
Total Debt	874,507	839,928

6.125% Series C Cumulative Redeemable Preferred Stock	471,994	347,678
Common Stock, Additional Paid-In-Capital & Other	565,611	663,365
Total Shareholders’ Equity	1,037,605	1,011,043

Total Book Capitalization	1,912,112	1,850,971

Accumulated Depreciation	296,020	249,584
Total Undepreciated Book Capitalization	$2,208,132	$2,100,555

Shares Outstanding	98,054	96,399
Market Price Per Share	$13.85	$14.41

Equity Market Capitalization	$1,358,049	$1,389,107
Total Debt	874,507	839,928
Total Preferred Stock	471,994	347,678
Total Market Capitalization	$2,704,550	$2,576,713

Total Debt	$874,507	$839,928
less: Cash and Cash Equivalents	23,517	20,179
Net Debt	$850,990	$819,749
less: Securities Available for Sale at Fair Value (Securities)	108,832	185,250
Net Debt Less Securities	$742,158	$634,499

Net Debt / Total Undepreciated Book Capitalization	38.5%	39.0%
Net Debt / Total Market Capitalization	31.5%	31.8%
Net Debt Plus Preferred Stock / Total Market Capitalization	48.9%	45.3%
Net Debt Less Securities / Total Undepreciated Book Capitalization	33.6%	30.2%
Net Debt Less Securities / Total Market Capitalization	27.4%	24.6%
Net Debt Less Securities Plus Preferred Stock / Total Market Capitalization	44.9%	38.1%

Weighted Average Interest Rate on Fixed Rate Mortgage Debt	3.98%	4.03%
Weighted Average Term on Fixed Rate Mortgage Debt	11.1 yrs.	11.3 yrs.
Weighted Average Lease Term	7.1 yrs.	7.6 yrs.

FOURTH QUARTER AND FISCAL YEAR END 2020 SUPPLEMENTAL INFORMATION	11

Capital Structure and Leverage Ratios

(unaudited) (in thousands)

	For the Three Months Ended		For the Twelve Months Ended
	9/30/2020	9/30/2019	9/30/2020	9/30/2019
Net Income (Loss) Attributable to Common Shareholders	$(3,917)	$22,690	$(48,617)	$11,026
Plus: Preferred Dividends	7,005	5,124	26,474	18,774
Plus: Interest Expense, including Amortization of Financing Costs	9,141	9,033	36,376	36,912
Plus: Depreciation and Amortization	12,891	11,679	49,850	45,890
Plus: Net Amortization of Acquired Above and Below Market Lease Revenue	26	26	103	103
Less/Plus: Unrealized Holding (Gains) Losses Arising During the Periods	10,280	(13,988)	77,380	24,680
Adjusted EBITDA	$35,426	$34,564	$141,566	$137,385

Interest Expense, including Amortization of Financing Costs	$9,141	$9,033	$36,376	$36,912
Preferred Dividends	7,005	5,124	26,474	18,774
Total Fixed Charges	$16,146	$14,157	$62,850	$55,686

Interest Coverage	3.9 x	3.8 x	3.9 x	3.7 x
Fixed Charge Coverage	2.2 x	2.4 x	2.3 x	2.5 x

Net Debt	$850,990	$819,749	$850,990	$819,749
Net Debt Less Securities	742,158	634,499	742,158	634,499
Total Preferred Stock	471,994	347,678	471,994	347,678
Annualized Adjusted EBITDA	141,704	138,256	141,566	137,385

Net Debt / Adjusted EBITDA	6.0 x	5.9 x	6.0 x	6.0 x
Net Debt Less Securities / Adjusted EBITDA	5.2 x	4.6 x	5.2 x	4.6 x
Net Debt + Preferred Stock / Adjusted EBITDA	9.3 x	8.4 x	9.3 x	8.5 x
Net Debt Less Securities + Preferred Stock / Adjusted EBITDA	8.6 x	7.1 x	8.6 x	7.1 x

FOURTH QUARTER AND FISCAL YEAR END 2020 SUPPLEMENTAL INFORMATION	12

Debt Maturity

(unaudited) (In thousands)

			Loans			% of
Fiscal Year Ended		Mortgages	Payable		Total	Total

2021		$60,742	-0-		$60,742	6.9%
2022		83,150	-0-		83,150	9.4%
2023		62,095	-0-		62,095	7.0%
2024		75,378	-0-		75,378	8.5%
2025		69,611	75,000	(B)	144,611	16.4%
Thereafter		456,395	-0-		456,395	51.8%
Total as of 9/30/2020	(A)	$807,371	$75,000		$882,371	100.0%

Weighted Average Interest Rate		3.98%	2.92%		3.89%
Weighted Average Term		11.1 yrs.	4.3 yrs.		10.5 yrs.

(A)	Mortgages does not include unamortized debt issuance costs of $7.9 million.
(B)	Represents a Term Loan maturing January 2025.

FOURTH QUARTER AND FISCAL YEAR END 2020 SUPPLEMENTAL INFORMATION	13

Property Table by Tenant

(unaudited)

		Property	Square	Occupied Square	% of Occupied	Annual	% of Total Ann.	Rent Per sf	Undepreciated		Mortgage
Tenant		Count	Footage	Footage	sf	Rent	Rent	Occup.	Cost		Balance

FedEx Ground Package System, Inc.		45	9,101,593	9,101,593	38.9%	$74,007,000	50.0%	$8.13	$1,056,088,968		$448,946,293
FedEx Corporation		16	1,164,830	1,164,830	5.0%	7,492,000	5.1%	6.43	108,865,892		20,472,843
FedEx Forward Depots, Inc.		1	449,900	449,900	1.9%	1,394,000	0.9%	3.10	16,092,852		3,303,870
Total FedEx		62	10,716,323	10,716,323	45.8%	82,893,000	56.0%	7.74	1,181,047,712		472,723,006

Subsidiaries of Amazon.com, Inc.		5	1,491,245	1,491,245	6.4%	10,643,000	7.2%	7.14	166,561,146		94,702,562
Milwaukee Electric Tool Corporation		1	861,889	861,889	3.7%	3,076,000	2.1%	3.57	36,914,917		18,041,667
Shaw Industries, Inc.		1	831,764	831,764	3.6%	3,529,000	2.4%	4.24	56,025,945		28,324,173
ULTA, Inc.		1	671,354	671,354	2.9%	2,755,000	1.9%	4.10	37,765,455		17,346,321
Jim Beam Brands Company (Beam Suntory)		1	599,840	599,840	2.6%	2,092,000	1.4%	3.49	28,000,000		14,611,158
International Paper Company		2	578,472	578,472	2.5%	2,639,000	1.8%	4.56	37,024,608		17,873,722
TreeHouse Private Brands, Inc.		1	558,600	558,600	2.4%	2,246,000	1.5%	4.02	26,807,852		13,795,899
B. Braun Medical Inc.		1	399,440	399,440	1.7%	2,159,000	1.5%	5.41	30,280,090		17,219,118
UGN, Inc.		1	387,000	387,000	1.7%	2,088,000	1.4%	5.40	21,576,756		12,560,433
CBOCS Distribution, Inc. (Cracker Barrel)		1	381,240	381,240	1.6%	1,475,000	1.0%	3.87	14,215,126		-0-
Best Buy Warehousing Logistics, Inc.		1	368,060	368,060	1.6%	1,709,000	1.2%	4.64	19,600,000		8,024,547
Toyota Tsusho America, Inc.		1	350,000	350,000	1.5%	1,710,000	1.2%	4.89	25,078,587		16,101,232
Coca-Cola		2	323,358	323,358	1.4%	1,725,000	1.2%	5.33	20,504,069		2,298,522
Autoneum North America, Inc.		1	315,560	315,560	1.3%	1,731,000	1.2%	5.49	21,040,396		12,860,736
Science Applications International Corporation		1	302,400	302,400	1.3%	1,683,000	1.1%	5.57	14,463,148		-0-
Bunzl USA Holdings, Inc.		2	268,778	268,778	1.1%	1,500,000	1.0%	5.58	18,731,674		10,965,301
Woodstream Corporation	(A)	1	256,000	256,000	1.1%	932,000	0.6%	3.64	8,958,278		-0-
Anda Pharmaceuticals, Inc.		1	234,660	234,660	1.0%	1,215,000	0.8%	5.18	14,550,000		6,258,736
United Technologies Corporation		2	223,150	223,150	1.0%	1,507,000	1.0%	6.75	23,594,917		4,733,413
Mickey Thompson Performance Tires and Wheels (Cooper Tire)		1	219,765	219,765	0.9%	1,523,000	1.0%	6.93	18,934,065		10,809,364
Rinnai America Corporation		1	218,120	218,120	0.9%	894,000	0.6%	4.10	15,082,217		-0-
Anheuser-Busch, Inc.		1	184,800	184,800	0.8%	843,000	0.6%	4.56	12,697,848		-0-
Carlisle Tire & Wheel Company		1	179,280	179,280	0.8%	765,000	0.5%	4.27	7,282,986		-0-
NF&M International, Inc.	(B)	1	174,802	174,802	0.7%	841,000	0.6%	4.81	5,437,202		-0-
Home Depot USA, Inc.		1	171,200	171,200	0.7%	1,064,000	0.7%	6.21	11,303,317		-0-
Magna Seating of America, Inc.		1	153,000	153,000	0.7%	1,197,000	0.8%	7.82	17,557,830		9,091,417
Victory Packaging, L.P.		1	148,000	148,000	0.6%	506,000	0.3%	3.42	5,455,379		-0-
Challenger Lifts, Inc. (Snap-On Inc.)		1	137,500	137,500	0.6%	852,000	0.6%	6.20	11,304,000		5,702,156
Altec Industries, Inc.	(A)	1	126,880	126,880	0.5%	376,000	0.3%	2.96	4,439,947		-0-
General Electric Company		1	125,860	125,860	0.5%	1,334,000	0.9%	10.60	19,964,283		9,585,728
Keurig Dr Pepper		2	110,080	110,080	0.5%	753,000	0.5%	6.84	10,498,031		1,412,573
Style Crest, Inc.		1	106,507	106,507	0.5%	428,000	0.3%	4.02	7,263,673		-0-
Sonwil Distribution Center, Inc.		1	104,981	104,981	0.4%	630,000	0.4%	6.00	10,960,823		-0-
Pittsburgh Glass Works, LLC a Division of VITRO		1	102,135	102,135	0.4%	450,000	0.3%	4.41	4,249,615		-0-
Dakota Bodies, LLC		1	96,687	96,687	0.4%	378,000	0.3%	3.91	7,797,827		-0-
National Oilwell Varco, Inc.		1	91,295	91,295	0.4%	796,000	0.5%	8.72	8,190,901		1,102,161
Joseph T. Ryerson and Son, Inc.		1	89,052	89,052	0.4%	514,000	0.3%	5.77	7,181,536		-0-
CHEP USA, Inc.		1	83,000	83,000	0.4%	506,000	0.3%	6.10	7,463,672		-0-
Sherwin-Williams Company		2	78,887	78,887	0.3%	648,000	0.4%	8.21	7,258,078		-0-
RGH Enterprises, Inc. (Cardinal Health)	(D)	1	75,000	75,000	0.3%	542,000	0.4%	7.23	5,727,161		-0-
Tampa Bay Grand Prix		1	68,385	68,385	0.3%	361,000	0.2%	5.28	5,677,982		-0-
Various Tenants at Retail Shopping Center		1	64,220	61,190	0.3%	757,000	0.5%	12.37	3,139,564		-0-
SOFIVE, Inc.		1	60,400	60,400	0.3%	633,000	0.4%	10.48	5,296,752		1,227,035
Locke Supply Co.		1	60,000	60,000	0.3%	325,000	0.3%	5.42	5,089,954		-0-
Siemens Real Estate		1	51,130	51,130	0.1%	459,000	0.3%	8.98	4,554,685		-0-
Foundation Building Materials, LLC		1	36,270	36,270	0.1%	178,000	0.1%	4.91	2,543,770		-0-
Graybar Electric Company		1	26,340	26,340	0.1%	121,000	0.1%	4.59	2,736,527		-0-
Vacant	(B)	2	135,668	-0-	0.0%	-0-	0.0%	-0-	6,021,767		-0-
Total as of 9/30/20		119	23,398,377	23,259,679	99.4%	$147,981,000	100.0%	$6.36	$2,043,852,068	(C)	$807,370,980

(A)	Woodstream Corporation and Altec Industries, Inc. are located at one property and, therefore, are counted as one property in the Property Count Total.
(B)	NF&M International is located in a 255,658 square foot industrial park in Monaca (Pittsburgh), PA, of which 80,856 square feet are vacant. This industrial park is counted as one property in the Property Count Total.
Other than two properties indicated in footnotes (A) and (B) and one retail property, all properties are single-tenant.
(C)	Does not include unamortized debt issuance costs of $7,864,015.
(D)	Not reflected above. Effective October 1, 2020, we entered into a lease termination agreement with RGH Enterprises, Inc. (Cardinal Health) for this property. We simultaneously entered into 10.4 year lease agreement with United Parcel Service, Inc. which became effective November 1, 2020. The new 10.4 year lease agreement with UPS provides for an additional 9.3 years of lease term versus the old lease with Cardinal Health.

FOURTH QUARTER AND FISCAL YEAR END 2020 SUPPLEMENTAL INFORMATION	14

Property Table by State

(unaudited)

	Property	Square	Occupied Square	% of Total	Annual	% of Total Ann.	Rent Per sf	Undepreciated		Mortgage
State	Count	Footage	Footage	sf	Rent	Rent	Occup.	Cost		Balance
Florida	13	2,211,583	2,211,583	9.5%	$15,817,000	10.7%	$7.15	$227,908,734		$84,184,611
Indiana	4	1,964,923	1,964,923	8.4%	11,132,000	7.5%	5.67	167,712,033		92,732,880
Ohio	10	1,858,506	1,858,506	7.9%	11,218,000	7.6%	6.04	137,189,167		50,732,965
Texas	10	1,781,967	1,781,967	7.6%	13,788,000	9.3%	7.74	183,310,168		66,128,081
Georgia	6	1,639,696	1,639,696	7.0%	10,594,000	7.2%	6.46	166,213,681		80,180,708
Kentucky	3	1,295,940	1,295,940	5.5%	5,190,000	3.5%	4.00	66,111,852		34,109,213
South Carolina	6	1,273,676	1,273,676	5.4%	9,819,000	6.6%	7.71	129,966,444		51,876,845
North Carolina	5	1,225,987	1,225,987	5.2%	8,710,000	5.9%	7.10	132,526,762		67,417,701
Mississippi	4	1,158,889	1,158,889	5.0%	4,532,000	3.1%	3.91	56,102,135		24,300,403
Illinois	9	958,045	958,045	4.1%	6,222,000	4.2%	6.49	83,185,731		7,321,727
Tennessee	3	891,777	891,777	3.8%	3,188,000	2.2%	3.57	35,677,250		3,303,870
Michigan	4	833,054	833,054	3.6%	5,577,000	3.8%	6.69	73,424,761		22,191,922
Kansas	4	813,043	813,043	3.5%	4,678,000	3.2%	5.75	61,082,895		25,427,574
Missouri	4	740,119	740,119	3.2%	2,900,000	2.0%	3.92	35,448,902		6,272,926
Oklahoma	5	735,721	735,721	3.1%	4,909,000	3.3%	6.67	69,942,758		35,565,275
New York	3	518,565	518,565	2.2%	3,495,000	2.4%	6.74	51,819,962		18,770,046
Pennsylvania	3	504,040	423,184	2.2%	2,826,000	1.9%	6.68	36,939,471		12,011,634
New Jersey	3	471,765	468,735	2.0%	6,696,000	4.5%	14.29	92,423,938		51,182,293
Alabama	2	451,595	451,595	1.9%	2,650,000	1.8%	5.87	39,714,135		16,728,440
Virginia	5	407,265	407,265	1.7%	2,456,000	1.7%	6.03	35,043,096		3,395,295
Colorado	2	295,227	295,227	1.3%	2,441,000	1.6%	8.27	35,694,134		14,571,274
Arizona	1	283,358	283,358	1.2%	1,393,000	0.9%	4.92	16,824,226		2,010,400
Wisconsin	2	238,666	238,666	1.0%	1,295,000	0.9%	5.43	16,377,221		1,968,916
Washington	1	210,445	210,445	0.9%	1,962,000	1.3%	9.32	30,369,301		15,471,368
Louisiana	1	175,315	175,315	0.7%	1,270,000	0.9%	7.24	18,425,875		9,685,987
Maryland	1	148,881	148,881	0.6%	1,455,000	1.0%	9.77	14,512,355		-0-
Nebraska	1	89,115	89,115	0.4%	446,000	0.3%	5.00	5,963,626		-0-
Utah	1	69,734	69,734	0.4%	772,000	0.4%	11.07	12,666,994		8,250,796
Minnesota	1	60,398	60,398	0.3%	372,000	0.2%	6.16	5,223,944		1,577,830
Connecticut	1	54,812	-0-	0.2%	-0-	0.0%	-0-	3,506,747		-0-
Iowa	1	36,270	36,270	0.2%	178,000	0.1%	4.91	2,543,770		-0-
Total as of 9/30/20	119	23,398,377	23,259,679	100.0%	$147,981,000	100.0%	$6.36	$2,043,852,068	(A)	$807,370,980

(A)	Does not include unamortized debt issuance costs of $7,864,015.

FOURTH QUARTER AND FISCAL YEAR END 2020 SUPPLEMENTAL INFORMATION	15

Lease Expirations

(unaudited)

		Property	Square	% of Total	Annual	% of Total Ann.	Rent Per sf	Lease Exp. Term in	Undepreciated		Mortgage
Fiscal Year		Count	Footage	Sf	Rent	Rent	Occup.	Years	Cost		Balance

2021	(A)	7	749,738	3.2%	$3,826,000	2.6%	$5.10	0.8	$42,375,713		$6,561,048
2022		5	1,064,506	4.5%	5,591,000	3.8%	5.25	1.4	71,688,368		19,256,580
2023	(A)	16	2,117,482	9.0%	12,019,000	8.1%	5.68	2.7	149,068,751		16,994,464
2024		13	1,887,034	8.1%	11,722,000	7.9%	6.21	3.6	137,488,989		22,288,503
2025	(A)	11	2,607,470	11.1%	12,968,000	8.7%	4.97	4.6	170,695,534		63,046,962
2026		9	1,185,420	5.1%	8,759,000	5.9%	7.39	5.6	120,469,995		29,859,158
2027		13	2,385,501	10.2%	13,211,000	8.9%	5.54	6.9	187,526,621		63,098,516
2028		11	2,571,915	11.0%	13,970,000	9.4%	5.43	7.5	182,756,501		61,060,783
2029		9	1,830,929	7.8%	10,548,000	7.1%	5.76	8.6	147,789,015		60,558,087
2030		6	1,146,812	4.9%	9,111,000	6.2%	7.94	9.5	134,731,408		67,273,230
2031		3	963,269	4.1%	7,152,000	4.8%	7.42	10.6	105,042,382		57,070,972
2032		8	2,131,983	9.1%	18,803,000	12.7%	8.82	11.6	291,127,566		162,289,205
2033		2	639,068	2.7%	6,486,000	4.4%	10.15	12.6	106,803,506		62,649,940
2034		3	1,561,347	6.7%	9,284,000	6.3%	5.95	13.5	127,748,517		77,211,058
2035		2	356,015	1.5%	3,774,000	2.7%	10.60	14.6	59,377,871		38,152,474
Various tenants at retail shopping center		1	64,220	0.3%	757,000	0.5%	12.37	-0-	3,139,564		-0-
Vacant	(A)	2	135,668	0.7%	-0-	0.0%	-0-	-0-	6,021,767		-0-
Total as of 9/30/20		119	23,398,377	100.0%	$147,981,000	100.0%	$6.36	7.1	$2,043,852,068	(B)	$807,370,980

(A)	Included in 2021 is Woodstream Corporation and included in 2023 is Altec Industries, which both occupy one property. Included in 2025 is NF&M International, which occupies 174,802 square feet of a 255,658 square foot Industrial Park. The remaining 80,856 square feet are included in Vacant. Each of these properties are counted as one property in the Property Count Total. Other than these properties and one retail property, all properties are single-tenant.
(B)	Does not include unamortized debt issuance costs of $7,864,015.

FOURTH QUARTER AND FISCAL YEAR END 2020 SUPPLEMENTAL INFORMATION	16

Recent Acquisitions During Fiscal 2020

(unaudited)

				Date of	Square	Annual	Rent Per sf	Lease	Purchase	Initial Mortgage
No	Tenant	City (MSA)	State	Acquisition	Footage	Rent	Occup.	Expiration	Price	Balance
1	Amazon.com.indc, LLC	Greenwood (Indianapolis)	IN	10/10/19	615,747	$4,950,000	$8.04	8/31/34	$81,500,000	$52,500,000
2	Magna Seating of America, Inc.	Lancaster (Columbus)	OH	3/30/20	153,000	1,197,000	7.82	1/31/30	17,874,000	9,400,000
3	FedEx Ground Package System, Inc.	Whitsett (Greensboro)	NC	5/21/20	286,281	3,002,000	10.49	4/30/35	47,645,000	30,300,000
4	FedEx Corporation	Ogden (Salt Lake City)	UT	5/21/20	69,734	772,000	11.07	3/31/35	12,864,000	8,360,000
5	Amazon.com Services, LLC	Oklahoma City	OK	9/15/20	120,780	934,000	7.73	8/31/30	15,200,000	9,750,000
	As of 9/30/20				1,245,542	$10,855,000	$8.72		$175,083,000	$110,310,000

FOURTH QUARTER AND FISCAL YEAR END 2020 SUPPLEMENTAL INFORMATION	17

Property Table

(unaudited)

									Rent	Lease Exp. Term
					Fiscal Year		Square	Annual	Per sf	in	Undepreciated	Mortgage
No	Tenant		City (MSA)	State	Acquisition	Occup.	Footage	Rent	Occup.	Years	Cost	Balance
1	Milwaukee Electric Tool Corporation		Olive Branch (Memphis, TN)	MS	2013	100.0%	861,889	$3,076,000	$3.57	7.8	$36,914,917	$18,041,667
2	Shaw Industries, Inc.		Savannah	GA	2018	100.0%	831,764	3,529,000	4.24	7.0	56,025,945	28,324,173
3	ULTA, Inc.		Greenwood (Indianapolis)	IN	2015	100.0%	671,354	2,755,000	4.10	4.8	37,765,454	17,346,321
4	Amazon.com.indc, LLC		Greenwood (Indianapolis)	IN	2020	100.0%	615,747	4,950,000	8.04	13.9	79,363,909	50,854,726
5	Jim Beam Brands Company (Beam Suntory)		Frankfort (Lexington)	KY	2015	100.0%	599,840	2,092,000	3.49	4.3	28,000,000	14,611,158
6	TreeHouse Private Brands, Inc.		Buckner (Louisville)	KY	2014	100.0%	558,600	2,246,000	4.02	13.1	26,807,852	13,795,899
7	FedEx Forward Depots, Inc.		Memphis	TN	2010	100.0%	449,900	1,394,000	3.10	8.7	16,092,852	3,303,870
8	B. Braun Medical Inc.		Daytona Beach	FL	2018	100.0%	399,440	2,159,000	5.41	7.5	30,280,090	17,219,118
9	UGN, Inc.		Monroe (Cincinnati)	OH	2015	100.0%	387,000	2,088,000	5.40	13.4	21,576,756	12,560,433
10	Woodstream Corporation		St. Joseph	MO	2001	100.0%	256,000	932,000	3.64	1.0	8,958,278	-0-
11	Altec Industries, Inc.		St. Joseph	MO	2001	100.0%	126,880	376,000	2.96	2.4	4,439,947	-0-
	CBOCS Distribution, Inc. (Cracker Barrel)		Lebanon (Nashville)	TN	2011	100.0%	381,240	1,475,000	3.87	3.8	14,215,126	-0-
12	FedEx Ground Package System, Inc.		Braselton (Atlanta)	GA	2018	100.0%	373,750	3,782,000	10.12	12.4	60,227,126	35,855,878
13	Best Buy Warehousing Logistics, Inc.		Streetsboro (Cleveland)	OH	2012	100.0%	368,060	1,709,000	4.64	1.3	19,600,000	8,024,547
14	Amazon.com Services, Inc. (Amazon.com, Inc.)		Mobile	AL	2018	100.0%	362,942	2,045,000	5.63	8.2	33,052,316	16,728,440
15	FedEx Ground Package System, Inc.		Concord (Charlotte)	NC	2017	100.0%	354,482	2,537,000	7.16	11.7	40,043,145	22,066,888
16	FedEx Ground Package System, Inc.		Mesquite (Dallas)	TX	2017	100.0%	351,874	3,203,000	9.10	11.5	49,880,493	27,349,565
17	Toyota Tsusho America, Inc.		Lafayette	IN	2019	100.0%	350,000	1,710,000	4.89	8.8	25,078,587	16,101,232
18	FedEx Ground Package System, Inc.		Trenton	NJ	2019	100.0%	347,145	5,306,000	15.28	11.8	83,987,622	49,955,258
19	FedEx Ground Package System, Inc.		Walker (Grand Rapids)	MI	2017	100.0%	343,483	2,105,000	6.13	11.3	31,654,987	17,218,625
20	FedEx Ground Package System, Inc.		Hamburg (Buffalo)	NY	2017	100.0%	338,584	2,323,000	6.86	10.5	35,131,977	18,770,046
21	FedEx Ground Package System, Inc.		Concord (Charlotte)	NC	2016	100.0%	330,717	2,237,000	6.76	4.8	33,053,688	15,449,136
22	FedEx Ground Package System, Inc.		Indianapolis	IN	2014	100.0%	327,822	1,717,000	5.24	7.1	25,504,083	8,430,602
23	Autoneum North America, Inc.		Aiken (Augusta, GA)	SC	2017	100.0%	315,560	1,731,000	5.49	11.6	21,040,396	12,860,736
24	FedEx Ground Package System, Inc.	(A)	Olathe (Kansas City)	KS	2016	100.0%	313,763	2,210,000	7.04	10.7	31,825,958	17,512,935
25	FedEx Ground Package System, Inc.		Davenport (Orlando)	FL	2016	100.0%	310,922	2,619,000	8.42	10.6	38,084,446	20,787,991
26	FedEx Ground Package System, Inc.		Ft. Worth (Dallas)	TX	2015	100.0%	304,608	2,387,000	7.84	9.6	35,619,482	17,879,369
27	Science Applications International Corporation		Hanahan (Charleston)	SC	2005	100.0%	302,400	1,683,000	5.57	3.1	14,463,148	-0-
28	Amazon.com Services, Inc. (Amazon.com, Inc.)		Oklahoma City	OK	2018	100.0%	300,000	1,925,000	6.42	7.1	29,878,942	17,369,396
29	International Paper Company		Kenton	OH	2017	100.0%	298,472	1,268,000	4.25	6.9	18,730,500	10,247,204
30	FedEx Ground Package System, Inc.		Jacksonville	FL	2015	100.0%	297,579	1,998,000	6.71	9.3	30,925,530	13,854,041
31	FedEx Ground Package System, Inc.		Whitsett (Greensboro)	NC	2020	100.0%	286,281	3,002,000	10.49	14.6	46,710,877	29,901,678
32	Western Container Corp. (Coca-Cola)		Tolleson (Phoenix)	AZ	2003	100.0%	283,358	1,393,000	4.92	6.6	16,824,226	2,010,400
33	International Paper Company		Edwardsville (Kansas City)	KS	2014	100.0%	280,000	1,371,000	4.90	2.9	18,294,108	7,626,517
34	FedEx Ground Package System, Inc.		Charleston	SC	2018	100.0%	265,318	2,704,000	10.19	12.8	46,576,380	26,794,062
35	NF&M International, Inc.		Monaca (Pittsburgh)	PA	1977	68.4%	255,658	841,000	4.81	4.3	7,952,222	-0-
36	FedEx Ground Package System, Inc.		Orion	MI	2007	100.0%	245,633	1,908,000	7.77	2.7	22,940,826	-0-
37	FedEx Ground Package System, Inc.		Homestead (Miami)	FL	2017	100.0%	237,756	2,282,000	9.60	11.5	37,911,556	20,616,086
38	Anda Pharmaceuticals, Inc.		Olive Branch (Memphis, TN)	MS	2012	100.0%	234,660	1,215,000	5.18	1.8	14,550,000	6,258,736
39	FedEx Ground Package System, Inc.		Colorado Springs	CO	2016	100.0%	225,362	1,832,000	8.13	5.3	29,320,066	14,571,274
40	Mickey Thompson Performance Tires and Wheels (Cooper Tire)		Stow	OH	2017	100.0%	219,765	1,523,000	6.93	6.9	18,934,065	10,809,364
41	Rinnai America Corporation		Griffin (Atlanta)	GA	2006	100.0%	218,120	894,000	4.10	2.3	15,082,217	-0-
42	FedEx Ground Package System, Inc.		Ft. Myers	FL	2017	100.0%	213,672	1,418,000	6.64	6.9	21,684,310	11,707,375
43	FedEx Ground Package System, Inc.		Burlington (Seattle/Everett)	WA	2016	100.0%	210,445	1,962,000	9.32	9.9	30,369,301	15,471,368
44	FedEx Ground Package System, Inc.		Sauget (St. Louis, MO)	IL	2015	100.0%	198,773	1,036,000	5.21	8.7	15,204,950	7,321,727
45	Anheuser-Busch, Inc.		Granite City (St. Louis, MO)	IL	2001	100.0%	184,800	843,000	4.56	1.2	12,697,848	-0-
46	Carrier Enterprise, LLC (United Technologies)		Carrollton (Dallas)	TX	2010	100.0%	184,317	1,140,000	6.18	3.3	18,494,917	4,733,413
47	FedEx Ground Package System, Inc.		Spring (Houston)	TX	2014	100.0%	181,176	1,581,000	8.73	4.0	19,328,922	6,622,702
48	Carlisle Tire & Wheel Company		Edwardsville (Kansas City)	KS	2003	100.0%	179,280	765,000	4.27	2.8	7,282,986	-0-
49	FedEx Ground Package System, Inc.		Ft. Mill (Charlotte, NC)	SC	2010	100.0%	176,939	1,598,000	9.03	7.9	17,063,643	-0-
50	FedEx Ground Package System, Inc.		Covington (New Orleans)	LA	2016	100.0%	175,315	1,270,000	7.24	4.8	18,425,875	9,685,987
51	FedEx Ground Package System, Inc.		Livonia (Detroit)	MI	2013	100.0%	172,005	1,194,000	6.94	1.5	13,879,697	4,973,297
52	Home Depot USA, Inc.		Montgomery (Chicago)	IL	2004	100.0%	171,200	1,064,000	6.21	2.3	11,303,317	-0-
53	FedEx Ground Package System, Inc.		Tampa	FL	2004	100.0%	170,779	1,624,000	9.51	5.8	19,745,245	-0-
54	FedEx Ground Package System, Inc.		Edinburg	TX	2011	100.0%	164,207	1,097,000	6.68	6.0	12,039,014	-0-
55	FedEx Ground Package System, Inc.		Lindale (Tyler)	TX	2015	100.0%	163,378	725,000	4.44	3.8	9,965,550	4,827,439
56	Bunzl Distribution Midcentral, Inc.		Kansas City	MO	2015	100.0%	158,417	764,000	4.82	1.0	10,003,235	6,272,926
57	FedEx Ground Package System, Inc.		Oklahoma City	OK	2012	100.0%	158,340	1,048,000	6.62	4.8	12,624,833	2,340,931
58	Magna Seating of America, Inc.		Lancaster (Columbus)	OH	2020	100.0%	153,000	1,197,000	7.82	9.3	17,557,830	9,091,417
59	FedEx Ground Package System, Inc.		Waco	TX	2012	100.0%	150,710	1,078,000	7.15	4.9	12,551,368	3,613,431

FOURTH QUARTER AND FISCAL YEAR END 2020 SUPPLEMENTAL INFORMATION	18

Property Table

(unaudited)

									Rent	Lease Exp. Term
					Fiscal Year		Square	Annual	Per sf	in	Undepreciated	Mortgage
No	Tenant		City (MSA)	State	Acquisition	Occup.	Footage	Rent	Occup.	Years	Cost	Balance
60	FedEx Ground Package System, Inc.		Beltsville (Washington, DC)	MD	2001	100.0%	148,881	$1,455,000	$9.77	7.8	$14,512,355	$-0-
61	Victory Packaging, L.P.		Fayetteville	NC	1997	100.0%	148,000	506,000	3.42	4.4	5,455,379	-0-
62	FedEx Ground Package System, Inc.		El Paso	TX	2006	100.0%	144,149	1,345,000	9.33	3.0	12,431,192	-0-
63	FedEx Ground Package System, Inc.		Cocoa	FL	2008	100.0%	144,138	1,112,000	7.71	4.0	14,127,449	-0-
64	FedEx Ground Package System, Inc.		Cudahy (Milwaukee)	WI	2001	100.0%	139,564	827,000	5.93	6.8	9,807,221	-0-
65	Challenger Lifts, Inc. (Snap-On Inc.)		Louisville	KY	2016	100.0%	137,500	852,000	6.20	5.7	11,304,000	5,702,156
66	FedEx Ground Package System, Inc.		Richfield (Cleveland)	OH	2006	100.0%	131,152	1,493,000	11.38	4.0	16,447,178	-0-
67	FedEx Ground Package System, Inc.		Savannah	GA	2019	100.0%	126,520	1,755,000	13.87	8.1	27,531,560	16,000,657
68	General Electric Company		Imperial (Pittsburgh)	PA	2016	100.0%	125,860	1,334,000	10.60	5.3	19,964,283	9,585,728
69	FedEx Ground Package System, Inc.		Wheeling (Chicago)	IL	2003	100.0%	123,000	1,272,000	10.34	6.7	18,992,949	-0-
70	FedEx Ground Package System, Inc.		Altoona	PA	2014	100.0%	122,522	651,000	5.31	2.9	9,022,966	2,425,906
71	FedEx Corporation		Charleston	SC	2018	100.0%	121,683	1,314,000	10.80	11.9	21,519,412	12,222,047
72	Amazon.com Services, LLC		Oklahoma City	OK	2020	100.0%	120,780	934,000	7.73	9.9	14,962,513	9,750,000
73	FedEx Corporation		Mechanicsville (Richmond)	VA	2001	100.0%	112,799	541,000	4.80	2.6	7,827,460	-0-
74	FedEx Corporation		Orlando	FL	2008	100.0%	110,638	666,000	6.02	7.2	8,810,059	-0-
75	Bunzl Distribution Oklahoma, Inc.		Oklahoma City	OK	2017	100.0%	110,361	736,000	6.67	3.9	8,728,439	4,692,376
76	Style Crest, Inc.		Winston-Salem	NC	2002	100.0%	106,507	428,000	4.02	5.5	7,263,673	-0-
77	SONWIL DISTRIBUTION CENTER, INC.		Cheektowaga (Buffalo)	NY	2002	100.0%	104,981	630,000	6.00	1.3	10,960,823	-0-
78	FedEx Ground Package System, Inc.		West Chester Twp. (Cincinnati)	OH	2000	100.0%	103,818	556,000	5.36	2.9	5,733,686	-0-
79	FedEx Ground Package System, Inc.		Roanoke	VA	2013	100.0%	103,402	755,000	7.30	2.6	10,200,000	3,395,295
80	Pittsburgh Glass Works, LLC, a Division of VITRO		O’ Fallon (St. Louis)	MO	1994	100.0%	102,135	450,000	4.41	0.7	4,249,615	-0-
81	FedEx Ground Package System, Inc.		Green Bay	WI	2013	100.0%	99,102	468,000	4.72	2.7	6,570,000	1,968,916
82	Dakota Bodies, LLC		Liberty (Kansas City)	MO	1998	100.0%	96,687	378,000	3.91	5.6	7,797,827	-0-
83	FedEx Corporation		Jacksonville	FL	1999	100.0%	95,883	536,000	5.59	8.7	6,584,384	-0-
84	FedEx Corporation		Tampa	FL	2006	100.0%	95,662	603,000	6.30	7.2	7,900,949	-0-
85	Amazon.com Services, Inc.		Hanahan (Charleston)	SC	2005	100.0%	91,776	789,000	8.60	8.8	9,303,465	-0-
86	National Oilwell Varco, Inc.		Houston	TX	2010	100.0%	91,295	796,000	8.72	9.0	8,190,901	1,102,161
87	FedEx Corporation		Omaha	NE	1999	100.0%	89,115	446,000	5.00	3.1	5,963,626	-0-
88	Joseph T. Ryerson and Son, Inc.		Elgin (Chicago)	IL	2002	100.0%	89,052	514,000	5.77	4.3	7,181,536	-0-
89	FedEx Ground Package System, Inc.		Huntsville	AL	2005	100.0%	88,653	605,000	6.82	5.8	6,661,819	-0-
90	CHEP USA, Inc.		Roanoke	VA	2007	100.0%	83,000	506,000	6.10	4.4	7,463,672	-0-
91	FedEx Corporation		Bedford Heights (Cleveland)	OH	2007	100.0%	82,269	438,000	5.32	7.9	7,304,467	-0-
92	RGH Enterprises, Inc. (Cardinal Health)	(B)	Halfmoon (Albany)	NY	2012	100.0%	75,000	542,000	7.23	1.2	5,727,161	-0-
93	FedEx Corporation		Schaumburg (Chicago)	IL	1997	100.0%	73,500	478,000	6.50	6.5	5,447,053	-0-
94	FedEx Corporation		Romulus (Detroit)	MI	1998	100.0%	71,933	370,000	5.14	0.7	4,949,251	-0-
95	FedEx Ground Package System, Inc.		Denver	CO	2005	100.0%	69,865	609,000	8.72	5.1	6,374,068	-0-
96	FedEx Corporation		Ogden (Salt Lake City)	UT	2020	100.0%	69,734	772,000	11.07	14.5	12,666,994	8,250,796
97	Tampa Bay Grand Prix		Tampa	FL	2005	100.0%	68,385	361,000	5.28	7.0	5,677,982	-0-
98	Sherwin-Williams Company		Rockford	IL	2011	100.0%	66,387	486,000	7.32	3.3	5,551,227	-0-
99	Various Tenants at Retail Shopping Center		Somerset	NJ	1970	95.0%	64,220	757,000	12.37	na	3,139,564	-0-
100	Keurig Dr Pepper		Cincinnati	OH	2015	100.0%	63,840	487,000	7.63	9.0	6,750,000	-0-
101	FedEx Corporation		Chattanooga	TN	2007	100.0%	60,637	319,000	5.26	2.1	5,369,272	-0-
102	SOFIVE, Inc.		Carlstadt (New York, NY)	NJ	2001	100.0%	60,400	633,000	10.48	9.3	5,296,752	1,227,035
103	FedEx Ground Package System, Inc.		Stewartville (Rochester)	MN	2013	100.0%	60,398	372,000	6.16	2.7	5,223,944	1,577,830
104	Locke Supply Co.		Richmond	VA	2004	100.0%	60,000	325,000	5.42	11.6	5,089,954	-0-
105	FedEx Ground Package System, Inc.		Augusta	GA	2005	100.0%	59,358	513,000	8.64	2.7	5,363,304	-0-
106	Vacant		Newington (Hartford)	CT	2001	0.0%	54,812	-0-	na	na	3,506,747	-0-
107	Siemens Real Estate		Lebanon (Cincinnati)	OH	2012	100.0%	51,130	459,000	8.98	3.6	4,554,685	-0-
108	FedEx Corporation		Charlottesville	VA	1999	100.0%	48,064	329,000	6.85	6.9	4,462,009	-0-
109	FedEx Ground Package System, Inc.		Corpus Christi	TX	2012	100.0%	46,253	436,000	9.43	0.9	4,808,329	-0-
110	Keurig Dr Pepper		Tulsa	OK	2014	100.0%	46,240	266,000	5.75	3.4	3,748,031	1,412,573
111	Heartland Coca-Cola Bottling Company, LLC (Coca-Cola)		Topeka	KS	2009	100.0%	40,000	332,000	8.30	1.0	3,679,843	288,120
112	Collins Aerospace Systems (United Technologies)		Rockford	IL	2015	100.0%	38,833	367,000	9.45	6.8	5,100,000	-0-
113	Foundation Building Materials, LLC		Urbandale (Des Moines)	IA	1994	100.0%	36,270	178,000	4.91	7.3	2,543,770	-0-
114	FedEx Corporation		Richland (Jackson)	MS	1994	100.0%	36,000	120,000	3.33	3.5	1,900,691	-0-
115	FedEx Corporation		Punta Gorda	FL	2007	100.0%	34,624	284,000	8.20	6.8	4,133,510	-0-
116	FedEx Corporation		Lakeland	FL	2006	100.0%	32,105	155,000	4.83	7.2	2,043,226	-0-

FOURTH QUARTER AND FISCAL YEAR END 2020 SUPPLEMENTAL INFORMATION	19

Property Table

(unaudited)

								Rent	Lease Exp.
				Fiscal Year		Square	Annual	Per sf	Term in	Undepreciated		Mortgage
No	Tenant	City (MSA)	State	Acquisition	Occup.	Footage	Rent	Occup.	Years	Cost		Balance
117	FedEx Corporation	Augusta	GA	2006	100.0%	30,184	$121,000	$4.01	2.2	$1,983,529		$-0-
118	Graybar Electric Company	Ridgeland (Jackson)	MS	1993	100.0%	26,340	121,000	4.59	4.8	2,736,527		-0-
119	Sherwin-Williams Company	Burr Ridge (Chicago)	IL	1997	100.0%	12,500	162,000	12.96	1.1	1,706,851		-0-
	Total as of 9/30/20				99.4%	23,398,377	$147,981,000	$6.36	7.1	$2,043,852,068	(C)	$807,370,980

(A)	Not reflected above. Effective November 5, 2020, a parking expansion project was completed for a total project cost of $3.4 million which resulted in an increase in annualized rent of $349,000.
(B)	Not reflected above. Effective October 1, 2020, we entered into a lease termination agreement with RGH Enterprises, Inc. (Cardinal Health) for this property. We simultaneously entered into 10.4 year lease agreement with United Parcel Service, Inc. which became effective November 1, 2020. The new 10.4 year lease agreement with UPS provides for an additional 9.3 years of lease term versus the old lease with Cardinal Health.
(C)	Does not include unamortized debt issuance costs of $7,864,015.

FOURTH QUARTER AND FISCAL YEAR END 2020 SUPPLEMENTAL INFORMATION	20

Definitions

Investors and analysts following the real estate industry utilize funds from operations (“FFO”), adjusted funds from operations (“AFFO”), net operating income (“NOI”), Same Property NOI, Same Property Cash NOI, and earnings before interest, taxes, depreciation and amortization for real estate & (“Adjusted EBITDA”) variously defined, as supplemental performance measures. While we believe net income available to common stockholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), is the most appropriate measure, we consider NOI, Same Property NOI, Same Property Cash NOI, Adjusted EBITDA, FFO and AFFO, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of U.S. GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as interest expense and general and administrative expenses. Adjusted EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a supplemental tool to evaluate our performance. In addition, NOI, Same Property NOI, Same Property Cash NOI, Adjusted EBITDA, FFO and AFFO are commonly used in various ratios, pricing multiples, yields and returns and valuation of calculations used to measure financial position, performance and value. As used herein, we calculate the following non-U.S. GAAP measures as follows:

●	FFO, as defined by The National Association of Real Estate Investment Trusts (Nareit), represents net income attributable to common shareholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), excluding extraordinary items, as defined under U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization. Included in the Nareit FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of Nareit FFO to make an election to include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude unrealized gains and losses from our investments in marketable equity securities from our FFO calculation. Nareit created FFO as a non-GAAP supplemental measure of REIT operating performance.
●	AFFO is calculated as FFO, excluding stock-based compensation expense, depreciation of corporate office tenant improvements, amortization of deferred financing costs, non-recurring severance expense, effect of non-cash U.S. GAAP straight-line rent adjustments and less recurring capital expenditures. Recurring capital expenditures are defined as all capital expenditures that are recurring in nature, excluding capital expenditures related to expansions at our current locations or capital expenditures that are incurred in conjunction with obtaining a new lease or a lease renewal.
●	NOI from property operations is calculated as net income attributable to common shareholders, as defined by U.S. GAAP, plus preferred dividends, general & administrative expenses, non-recurring severance expense, depreciation, amortization of capitalized lease costs & intangible assets and interest expense, including amortization of financing costs, unrealized holding (gains) or losses arising during the periods, less dividend income. The components of NOI consist of recurring rental and reimbursement revenue, less real estate taxes and operating expenses, such as insurance, utilities, and repairs and maintenance.
●	Same Property NOI is calculated as the NOI of all properties owned during the entire periods presented with the exclusion of any properties expanded during the periods presented.
●	Same Property Cash NOI is calculated as the Same Property NOI adjusted to exclude the effect of non-cash U.S. GAAP straight-line rent adjustment for the properties included in the Same Property NOI calculation.
●	Adjusted EBITDA is net income attributable to common shareholders, as defined by U.S. GAAP, plus preferred dividends, interest expense, including amortization of financing costs, depreciation and amortization, net amortization of acquired above and below market lease revenue and unrealized holding losses (minus gains) arising during the periods.

FFO, AFFO, NOI, Same Property NOI, Same Property Cash NOI and Adjusted EBITDA, do not represent cash generated from operating activities in accordance with U.S. GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, AFFO, NOI, Same Property NOI, Same Property Cash NOI and Adjusted EBITDA should not be considered as substitutes for net income applicable to common shareholders (calculated in accordance with U.S. GAAP) as a measure of results of operations or cash flows (calculated in accordance with U.S. GAAP) as a measure of liquidity. FFO, AFFO, NOI, Same Property NOI, Same Property Cash NOI and Adjusted EBITDA, as currently calculated by us, may not be comparable to similarly titled, but variously calculated, measures of other REITs.

FOURTH QUARTER AND FISCAL YEAR END 2020 SUPPLEMENTAL INFORMATION	21

FOR IMMEDIATE RELEASE	November 23, 2020
Contact: Becky Coleridge
732-577-9996

MONMOUTH REAL ESTATE REPORTS RESULTS FOR

THE FISCAL YEAR ENDED AND THE FOURTH QUARTER ENDED SEPTEMBER 30, 2020

HOLMDEL, NJ, November 23, 2020........ Monmouth Real Estate Investment Corporation (NYSE:MNR) reported Net Loss Attributable to Common Shareholders of $48.6 million or $0.50 per diluted share for the fiscal year ended September 30, 2020 as compared to Net Income Attributable to Common Shareholders of $11.0 million or $0.12 per diluted share for the fiscal year ended September 30, 2019, representing a decrease of $0.62 per share. The decrease primarily resulted from the implementation of a new accounting rule which became effective for our fiscal yearend 2019 requiring that unrealized gains and losses resulting from our securities investments be reflected on our income statement. During the fiscal year ended September 30, 2020, we recognized unrealized losses of $77.4 million or $0.79 per diluted share as compared to unrealized losses of $24.7 million or $0.26 per diluted share during the prior fiscal year. Prior to the adoption of the rule, unrealized gains and losses were reflected as a change in our shareholders’ equity. Excluding all non-cash unrealized losses, our Net Income Attributable to Common Shareholders for the fiscal year 2020 would have been $28.8 million or $0.29 per diluted share as compared to $35.7 million or $0.38 per diluted share for the fiscal year ended September 30, 2019, representing a decrease of $0.09. For the fiscal year ended September 30, 2020, Funds from Operations (FFO), which exclude unrealized gains or losses from our securities portfolio, were $78.5 million or $0.80 per diluted share compared to $81.2 million or $0.87 per diluted share for the 2019 fiscal year, representing a decrease of $0.07 per share. For the fiscal year ended September 30, 2020, Adjusted Funds from Operations (AFFO), which also exclude unrealized and realized gains or losses from our securities portfolio, were $76.9 million or $0.78 per diluted share compared to $79.7 million or $0.85 per diluted share for the 2019 fiscal year, representing a decrease of $0.07 per share.

Net Loss Attributable to Common Shareholders for the three months ended September 30, 2020 was $3.9 million or $0.04 per diluted share as compared to Net Income Attributable to Common Shareholders $22.7 million or $0.24 per diluted share for the three months ended September 30, 2019, representing a decrease of $0.28 per share. Excluding all non-cash unrealized gains (losses), our Net Income Attributable to Common Shareholders for the three months ended September 30, 2020 would have been $6.4 million or $0.06 per diluted share, representing a decrease of $0.03 per share from the three months ended September 30, 2019. For the three months ended September 30, 2020, FFO were $19.2 million or $0.20 per diluted share as compared to $20.3 million or $0.21 per diluted share for the three months ended September 30, 2019, representing a decrease of $0.01 per share. For the three months ended September 30, 2020, AFFO were $18.2 million or $0.19 per diluted share compared to $20.1 million or $0.21 per diluted share for the three months ended September 30, 2019, representing a decrease of $0.02 per share.

The decrease in our annual and quarterly earnings was mostly due to a decrease in Dividend Income from our securities investments and an increase in our Preferred Dividend Expense. The decrease in our Dividend Income is because many REITs have reduced or eliminated their dividends in 2020 in response to financial pressures resulting from the COVID-19 pandemic. The increase in our Preferred Dividend Expense is due to the 5.0 million shares we sold of our 6.125% Series C Preferred Stock under the Preferred Stock ATM Program during the fiscal year at a weighted average price of $25.04 per share which generated aggregate net proceeds, after offering expenses, of $122.4 million. A portion of these proceeds were applied toward the $175.1 million in acquisitions of the five properties purchased during fiscal 2020. These five properties are expected to generate approximately $10.9 million in annual rental revenues. In addition, a portion of these proceeds will be applied to our current $338.4 million acquisition pipeline which comprises six properties that are expected to generate an additional $20.2 million in annual rental revenue when they come online. We expect the combination of the full run rate of our recent acquisitions, coupled with that of our acquisition pipeline and property expansions, to meaningfully grow our cash flow and earnings per share going forward.

Our portfolio occupancy remained nearly full during the quarter and throughout the COVID-19 Pandemic at 99.4%. This represents a 50-basis point increase over the prior year period. Our rent collections throughout the COVID-19 Pandemic have been strong. From March 2020 through November 2020, our rent collections averaged 99.7% and we expect December and future months to be consistent with this trend. To date, Monmouth has received very limited requests for rent deferment. Thus far, we have agreed to defer a total of $438,000, representing less than 0.31% of our annual base rent. To date, we have already collected 71% of this amount. While the future effects of the COVID-19 pandemic are still uncertain, at this time we do not expect the impact to have a material adverse effect on our financial condition.

A summary of significant financial information for the three and twelve months ended September 30, 2020 and 2019 (in thousands, except per share amounts) is as follows:

	Three Months Ended September 30,
	2020	2019
Rental Revenue	$36,173	$33,846
Reimbursement Revenue	$6,462	$5,824
Net Operating Income (NOI) (1)	$36,016	$33,600
Total Expenses	$21,584	$20,410
Dividend Income	$1,458	$3,599
Unrealized Holding Gains (Losses) Arising During the Periods	$(10,280)	$13,988
Net Income	$3,088	$27,814
Net Income (Loss) Attributable to Common Shareholders	$(3,917)	$22,690
Net Income (Loss) Attributable to Common Shareholders Per Diluted Common Share	$(0.04)	$0.24
FFO (1)	$19,223	$20,280
FFO per Diluted Common Share (1)	$0.20	$0.21
AFFO (1)	$18,167	$20,112
AFFO per Diluted Common Share (1)	$0.19	$0.21
Dividends Declared per Common Share	$0.17	$0.17

Weighted Avg. Diluted Common Shares Outstanding	98,083	95,759

FOURTH QUARTER AND FISCAL YEAR END 2020 SUPPLEMENTAL INFORMATION	22

	Twelve Months Ended September 30,
	2020	2019
Rental Revenue	$141,583	$132,524
Reimbursement Revenue	$26,234	$22,297
Net Operating Income (NOI) (1)	$140,736	$131,195
Total Expenses	$86,649	$78,597
Dividend Income	$10,445	$15,168
Unrealized Holding Gains (Losses) Arising During the Periods	$(77,380)	$(24,680)
Net Income (Loss)	$(22,143)	$29,800
Net Income (Loss) Attributable to Common Shareholders	$(48,617)	$11,026
Net Income (Loss) Attributable to Common Shareholders Per Diluted Common Share	$(0.50)	$0.12
FFO (1)	$78,483	$81,197
FFO per Diluted Common Share (1)	$0.80	$0.87
AFFO (1)	$76,939	$79,695
AFFO per Diluted Common Share (1)	$0.78	$0.85
Dividends Declared per Common Share	$0.68	$0.68

Weighted Avg. Diluted Common Shares Outstanding	98,164	93,485

A summary of significant balance sheet information as of September 30, 2020 and 2019 is as follows (in thousands):

	September 30, 2020	September 30, 2019
Real Estate Investments	$1,747,844	$1,616,934
Securities Available for Sale at Fair Value	$108,832	$185,250
Total Assets	$1,939,783	$1,871,948
Fixed Rate Mortgage Notes Payable, net of Unamortized Debt Issuance Costs	$799,507	$744,928
Loans Payable	$75,000	$95,000
Total Shareholders’ Equity	$1,037,605	$1,011,043

During the year, we accomplished the following:

Strong Growth Record and Solid Pipeline

●	Acquired 1.2 million square feet of high-quality industrial space for $175.1 million, generating $10.9 million in annual rental revenue, comprising five brand new Class A, built-to-suit properties, all leased long-term to investment-grade tenants.
●	Increased our gross leasable area (GLA) by 5.2% to 23.4 million square feet.
●	Entered into commitments to acquire six new build-to-suit properties containing 2.4 million total square feet for a total cost of $338.4 million.

Strong Portfolio Performance

●	Achieved a 99.4% occupancy rate, representing our fifth consecutive year with above 98% occupancy.
●	Achieved 99.7% rent collection results throughout the COVID-19 Pandemic.
●	Achieved 87% tenant retention through the renewal of four leases comprising 355,000 square feet for a weighted-average lease term of 4.2 years. These lease renewals resulted in an increase in the weighted-average lease rate of 12.0% on a U.S. GAAP straight-line basis and an increase of 4.4% on a cash basis.
●	Achieved a weighted average lease maturity of 7.1 years as of the current fiscal yearend.
●	Increased our annualized average base rent per occupied square foot by 3% to $6.36 from the prior year.

Solid Financial Results

●	Increased our Gross Revenue by 4.9% to $178.3 million.
●	Increased our Net Operating Income by 7.3% to $140.7 million.
●	Maintained our Net Debt to Adjusted EBITDA at 6.0x for both the current and prior fiscal years and maintained our Net Debt to Undepreciated Book Capitalization at 38.5% as of the current fiscal yearend versus 39.0% as of the prior fiscal yearend.
●	Reduced the weighted average interest rate on our fixed-rate mortgage debt to 3.98% from 4.03% in the prior fiscal yearend and reduced the weighted average interest rate on our total debt to 3.89% from 4.00% in the prior fiscal yearend.
●	Maintained a conservative AFFO dividend payout ratio of 87%. With a weighted average lease maturity of over 7 years and in excess of 81% of our revenue secured by leases with tenants from companies, or subsidiaries of companies, that are considered Investment Grade, coupled with the weighted average debt maturity of our fixed-rate debt remaining in excess of 11 years, our dividend is well covered.
●	Increased our unencumbered assets during the 2020 fiscal year, allowing us to replace our $200.0 million unsecured line of credit facility with a new $225.0 million unsecured line of credit facility and a new $75.0 million term loan, increasing our borrowing capacity, extending the term and reducing our borrowing rates.
●	Reduced our General and Administrative expenses both in the aggregate and as a percentage of gross revenue and gross assets. G&A expense decreased by 1.6% from $9.1 million in fiscal 2019 to $8.9 million in fiscal 2020. G&A expense as a percentage of gross revenue decreased by 6% to 5.0% and G&A expense as a percentage of gross assets decreased by 7% to 40 basis points for fiscal 2020.
●	Achieved $2.7 billion in total market capitalization as of September 30, 2020 representing an increase of $127.8 million over the prior year period.

FOURTH QUARTER AND FISCAL YEAR END 2020 SUPPLEMENTAL INFORMATION	23

Capital Market Activity

●	Raised $26.4 million (including dividend reinvestments of $7.6 million) through our Dividend Reinvestment and Stock Purchase Plan, representing an 11% participation rate.
●	Raised $122.4 million in net proceeds through our 6.125% Series C Perpetual Preferred Stock ATM Program, as well as an additional $35.0 million in net proceeds subsequent to the fiscal yearend.
●	Maintained the weighted-average debt maturity on our fixed-rate debt at 11.1 years.

Michael P. Landy, President and CEO, commented on the results for fiscal year 2020,

“During fiscal 2020, we grew our gross leasable area (GLA) by 5% through the acquisition of five brand-new Class A built-to-suit properties all leased long-term to investment-grade tenants, for an aggregate cost of $175.1 million. As of September 30, 2020, our property portfolio had a weighted-average building age of 9.8 years, and a weighted-average lease maturity of 7.1 years. We have assembled a high quality modern industrial portfolio that contains excess land to accommodate future growth. These are highly-automated industrial assets that are mission-critical to our tenants’ operations. The quality of our portfolio is evidenced by our current sector-leading 99.4% occupancy rate as well as our ability to achieve uninterrupted rent collections which averaged 99.7% throughout these challenging times.”

“We have renewed four of the five leases that were set to expire this fiscal year. These four lease renewals represent 87% of the 410,000 square feet expiring this year. These lease renewals have a weighted average lease term of 4.2 years, and a weighted average lease rate of $5.87 per square foot on a GAAP basis and $5.71 per square foot on a cash basis. This represents an increase of 12.0% on a GAAP basis and an increase of 4.4% on a cash basis. While it is still early in our new fiscal year, to date we have renewed four of the ten leases that are set to expire in fiscal 2021, representing 44% of the amount up for renewal. These lease renewals have a weighted average lease term of 3.2 years, and a weighted average lease rate of $4.46 per square foot on a GAAP basis and $4.38 per square foot on a cash basis. This represents an increase of 8.0% on a GAAP basis and an increase of 1.9% on a cash basis.”

“During the fiscal year, we raised $26.4 million in equity capital through our Dividend Reinvestment and Stock Purchase Plan. Of this amount, a total of $7.6 million in dividends were reinvested by our shareholders, representing an 11% participation rate. We also sold 5.0 million shares of our 6.125% Series C Preferred Stock through our ATM program generating net proceeds of $122.4 million. In addition, we replaced our $200.0 million unsecured line of credit with a new $225.0 million unsecured line of credit and a new $75.0 million Term Loan. This new facility provides us with increased borrowing capacity while reducing our borrowing rates and extending our term. Including the accordion feature, our new facility provides for up to $400.0 million in total borrowing capacity. Our line of credit has nothing borrowed at this time. Looking ahead, Monmouth is very well capitalized to continue to execute our growth strategy.”

“Our high-quality acquisition pipeline now comprises six brand new build-to-suit, industrial buildings that are currently being developed in Alabama (2), Georgia, Ohio, Tennessee and Vermont. All six highly-automated properties will be leased to investment-grade tenants. These six pipeline transactions total approximately 2.4 million square feet for an aggregate purchase price of $338.4 million with a weighted-average lease term of 15.3 years. Five of these acquisitions are scheduled to close during fiscal 2021 and one is scheduled to close during fiscal 2022. We have locked in financing for three of these six acquisitions with three, fully-amortizing mortgage loans totaling $139.5 million with a weighted average fixed interest rate of 2.99% and a weighted average term of 15.8 years.”

“Ecommerce demand has soared during the COVID-19 Pandemic. Our two largest tenants, FedEx and Amazon are experiencing record shipments. We are working with our tenants on several parking expansion projects in order to increase their home delivery capabilities. One of these parking expansions was completed earlier this month for $3.4 million, resulting in increased annualized rent of $349,000. While our reported results for fiscal year 2020 were negatively impacted by a reduction in Dividend Income from our securities investments, we expect our large acquisition pipeline and property expansions to positively contribute to per share earnings and cash flow going forward.”

Monmouth Real Estate Investment Corporation will host its Fourth Quarter and FY 2020 Financial Results Webcast and Conference Call on Tuesday, November 24, 2020 at 10:00 a.m. Eastern Time. Senior management will discuss the results, current market conditions and future outlook.

Our Fourth Quarter and FY 2020 financial results being released herein will be available on our website at www.mreic.reit in the Investor Relations section, under Filings and Reports.

To participate in the Webcast, select the 4Q and Fiscal Yearend 2020 Webcast and Earnings Call “Link to Webcast” on the homepage of our website at www.mreic.reit, in the Highlights section, which is located towards the bottom of the homepage. Interested parties can also participate via conference call by calling toll free 1-877-510-5852 (domestically) or 1-412-902-4138 (internationally).

The replay of the conference call will be available at 12:00 p.m. Eastern Time on Tuesday, November 24, 2020. It will be available until February 1, 2021, and can be accessed by dialing toll free 1-877-344-7529 (domestically) and 1-412-317-0088 (internationally) and entering the passcode 10147191. A transcript of the call and the webcast replay will be available at our website on the Investor Relations homepage, www.mreic.reit.

Monmouth Real Estate Investment Corporation, founded in 1968, is one of the oldest public equity REITs in the world. We specialize in single tenant, net-leased industrial properties, subject to long-term leases, primarily to investment-grade tenants. Monmouth Real Estate is a fully integrated and self-managed real estate company, whose property portfolio consists of 119 properties containing a total of approximately 23.4 million rentable square feet, geographically diversified across 31 states. In addition, we own a portfolio of REIT securities.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are based on our current expectations and involve various risks and uncertainties. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can provide no assurance those expectations will be achieved. The risks and uncertainties that could cause actual results or events to differ materially from expectations are contained in our annual report on Form 10-K and described from time to time in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

FOURTH QUARTER AND FISCAL YEAR END 2020 SUPPLEMENTAL INFORMATION	24

Notes:

(1) Non-U.S. GAAP Information: FFO, as defined by the National Association of Real Estate Investment Trusts (Nareit), represents net income attributable to common shareholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), excluding extraordinary items, as defined under U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization. Included in the Nareit FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of Nareit FFO to make an election to include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude unrealized gains and losses from our investments in marketable equity securities from our FFO calculation. Nareit created FFO as a non-GAAP supplemental measure of REIT operating performance. We define Adjusted Funds From Operations (AFFO) as FFO, excluding stock compensation expense, depreciation of corporate office capitalized costs, amortization of deferred financing costs, non-recurring severance expense, effect of non-cash U.S. GAAP straight-line rent adjustments and subtracting recurring capital expenditures. We define recurring capital expenditures as all capital expenditures that are recurring in nature, excluding capital expenditures related to expansions at our current locations or capital expenditures that are incurred in conjunction with obtaining a new lease or a lease renewal. We believe that, as widely recognized measures of performance used by other REITs, FFO and AFFO may be considered by investors as supplemental measures to compare our operating performance to those of other REITs. FFO and AFFO exclude historical cost depreciation as an expense and may facilitate the comparison of REITs which have a different cost basis. However, other REITs may use different methodologies to calculate FFO and AFFO and, accordingly, our FFO and AFFO may not be comparable to all other REITs. The items excluded from FFO and AFFO are significant components in understanding our financial performance.

FFO and AFFO are non-GAAP performance measures and (i) do not represent Cash Flow from Operations as defined by U.S. GAAP; (ii) should not be considered as an alternative to Net Income or Net Income Attributable to Common Shareholders as a measure of operating performance or to Cash Flows from Operating, Investing and Financing Activities; and (iii) are not an alternative to Cash Flows from Operating, Investing and Financing Activities as a measure of liquidity. FFO and AFFO, as calculated by us, may not be comparable to similarly titled measures reported by other REITs.

The following is a reconciliation of the Company’s U.S. GAAP Net Income (Loss) Attributable to Common Shareholders to the Company’s FFO and AFFO for the three and twelve months ended September 30, 2020 and 2019 (in thousands):

	Three Months Ended		Twelve Months Ended
	9/30/2020	9/30/2019	9/30/2020	9/30/2019
Net Income (Loss) Attributable to Common Shareholders	$(3,917)	$22,690	$(48,617)	$11,026
Less/Plus: Unrealized Holding (Gains) Losses Arising During the Periods	10,280	(13,988)	77,380	24,680
Plus: Depreciation Expense (excluding Corporate Office Capitalized Costs)	11,963	10,826	46,437	42,518
Plus: Amortization of Intangible Assets	598	491	2,137	1,986
Plus: Amortization of Capitalized Lease Costs	299	261	1,146	987
FFO Attributable to Common Shareholders	19,223	20,280	78,483	81,197
Plus: Depreciation of Corporate Office Capitalized Costs	57	126	234	502
Plus: Stock Compensation Expense	84	210	452	784
Plus: Amortization of Financing Costs	329	297	1,413	1,253
Plus: Non-recurring Severance Expense	-0-	-0-	786	-0-
Less: Effect of Non-cash U.S. GAAP Straight-line Rent Adjustment	(517)	(574)	(1,976)	(1,926)
Less: Recurring Capital Expenditures	(1,009)	(227)	(2,453)	(2,115)
AFFO Attributable to Common Shareholders	$18,167	$20,112	$76,939	$79,695

The following are the Cash Flows provided by (used in) Operating, Investing and Financing Activities for the twelve months ended September 30, 2020 and 2019 (in thousands):

	Twelve Months Ended
	9/30/2020	9/30/2019

Operating Activities	$98,829	$100,748
Investing Activities	(180,676)	(213,634)
Financing Activities	85,185	123,741

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FOURTH QUARTER AND FISCAL YEAR END 2020 SUPPLEMENTAL INFORMATION	25